Calculation of Filing Fee Tables
S-3
Strategy Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	457(o)			$ 2,100,000,000.00	0.0001381	$ 290,010.00
Fees to be Paid	2	Equity	Class A Common Stock, $0.001 par value per share	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 2,100,000,000.00		$ 290,010.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 290,010.00
Offering Note
[1]	The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price and Rule 457(r) under the Securities Act. In accordance with Rules 465(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee with respect to an indeterminate amount of the registrant's 8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share ("STRK Stock") being registered under Registration Statement No. 333-284510 filed with the Securities and Exchange Commission on January 27, 2025 (the "Registration Statement") as may from time to time be offered under the Registration Statement at indeterminate prices.

[2]	Under Rule 457(i) under the Securities Act, there is no additional filing fee payable with respect to the shares of Class A Common Stock issuable upon conversion of the STRK Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $2,100,000,000.00. The prospectus is a final prospectus for the related offering.